                                                                    EXHIBIT 7(b)

                            COMPANY VOTING AGREEMENT

     THIS COMPANY VOTING AGREEMENT (this "Agreement") is entered into this 24th
                                          ---------
day of June, 1999, by and among ANSWERTHINK CONSULTING GROUP, INC., a Florida corporation ("Acquiror"), DARWIN ACQUISITION CORP., a Delaware corporation and a
              --------
wholly-owned subsidiary of Acquiror ("Merger Sub"), and each other Person listed
                                      ----------
on the signature page hereof who is a stockholder (each a "Stockholder" and
                                                           -----------
collectively, the "Stockholders") of THINK NEW IDEAS, INC., a Delaware
                   ------------
corporation (the "Company").
                  -------

     WHEREAS, the Stockholders own of record and beneficially the shares of common stock, par value $.0001 per share of the Company ("Company Common Stock")
                                                          --------------------
set forth opposite their respective names on Schedule A hereto and desire to
                                             ----------
enter into this Agreement with respect to such shares of Company Common Stock;


     WHEREAS, Acquiror, Merger Sub and the Company have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, which provides, among
      ----------------
other things, for the merger (the "Merger") of the Merger Sub with and into the
                                   ------
Company pursuant to the terms and conditions thereof; capitalized terms used herein and not otherwise defined shall have the meanings given to such terms as in the Merger Agreement;

     WHEREAS, as an essential condition and inducement to Acquiror and Merger Sub entering into the Merger Agreement, Acquiror has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

     SECTION 1.  VOTING

     (a) Each Stockholder hereby agrees to appear, or to cause the holder of record on any applicable record date (the "Record Holder") to appear, in person
                                           -------------
or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, Merger Agreement or any transaction contemplated thereby are considered; and

     (b) Each Stockholder further agrees that, it shall vote, or cause the Record Holder to vote, in person or by proxy all of the shares of Capital Stock, and any other voting interests in the Company owned or hereafter acquired beneficially or of record by such Stockholder:

           (i) in favor of the Merger and the adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of the Company and by Acquiror) in connection with any meeting of, or solicitation of consents from, the stockholders of the Company at which or in connection with which the Merger and the Merger Agreement are submitted for the consideration and vote of the stockholders of the Company;

           (ii) against approval or adoption of resolutions which would have the effect of preventing or materially delaying consummation of the Merger or otherwise preventing or materially delaying the Company from performing its obligations under the Merger Agreement; and

           (iii) against any action which would constitute a material breach of any provision of the Merger Agreement.

           To the extent inconsistent with the foregoing provisions of this
Section 1, each Stockholder revokes any and all previous proxies with respect to
---------
shares of Capital Stock owned beneficially or of record by such Stockholder and agrees not to grant any proxy with respect to and any other voting interests in the Company owned or hereafter acquired beneficially or of record by such Stockholder.

     SECTION 2.  PROXY; FURTHER ASSURANCES

           (a) Contemporaneously with the execution of this Agreement: (i) each Stockholder has delivered to Acquiror a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent
             ---------
permitted by law and to the extent provided therein, with respect to the shares referred to therein (the "Proxy"); and (ii) each Stockholder has caused to be
                          -----
delivered to Acquiror an additional proxy (in the form attached hereto as

Exhibit A) executed on behalf of the record owner of any outstanding shares of
---------
Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by such Stockholder, which proxy shall be irrevocable to the fullest extent permitted by law and to the extent provided therein, with respect to the shares referred to therein.

           (b) Each Stockholder shall, at such Stockholder's own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Acquiror the power to carry out and give effect to the provisions of this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would materially impair or materially interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.

     SECTION 3.  REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

           Each Stockholder hereby, severally and not jointly, represents and warrants to Acquiror as follows:

           (a) Such Stockholder has the legal capacity and all other power and authority necessary to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by Acquiror, Merger Sub and the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the application of general principles of equity.

           (b) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not (i) to the knowledge of such Stockholder, conflict with or violate any law, regulation, court order, judgment or decree applicable to such Stockholder or by which the property of such Stockholder is bound or affected, or (ii) conflict with or result in any breach of or constitute a default under any contract or agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder's property is bound or affected, which conflict, violation, breach or default would materially impair or materially interfere with such Stockholder's ability to perform its obligations under this Agreement.

           (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any consent or other action by any Person under, any provision of any agreement, contract or other instrument binding on such Stockholder.

           (d) The shares of Company Common Stock reflected on Schedule A as
                                                               ----------
being owned by such Stockholder are the only shares of voting Capital Stock of the Company or any other voting interests in the Company owned beneficially or of record by such Stockholder, and except as set forth in Schedule A, such Stockholder
                                                ----------
does not own any other options, warrants or rights to acquire shares of any class of capital stock of the Company or any other voting interests in the Company. Such Stockholder has the sole power respecting voting and transfer of such Stockholder's shares of Capital Stock. Except as set forth on Schedule
                                                                   --------
3(d) hereto, the shares and certificates representing such shares held by such
----
Stockholder are owned as indicated on Schedule A by such Stockholder, free and
                                      ----------
clear of all liens, claims, security interests, proxies, options, warrants or other rights, voting trusts or agreements, understandings or arrangements or any other Encumbrances whatsoever, except for any such Encumbrances or proxies arising hereunder.

           (e) No investment banker, broker, finder or other intermediary is entitled to a fee or commission in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

     SECTION 4.  COVENANTS OF EACH STOCKHOLDER

           (a) From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement pursuant to Section 15 hereof, each
                                                       ----------
Stockholder agrees severally and not jointly that such Stockholder will not, and will use its "reasonable efforts" (as defined in the Merger Agreement) to not permit any of the Representatives of the Company to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal, (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of such Stockholder's Representatives to take any such action and, such Stockholder shall promptly notify Acquiror of any such inquiries and proposals received by such Stockholder or, to such Stockholder's knowledge, any of such Stockholder's Representatives, relating to any of such matters. Each Stockholder severally and not jointly further agrees to use its "reasonable efforts" as a stockholder to cause the Company to comply with the obligations of the Company set forth in Section 7.8 of the Merger
                                                 -----------
Agreement.

           (b) Except pursuant to the terms of this Agreement, each Stockholder agrees severally and not jointly that such Stockholder will not, without the prior written consent of Acquiror or Merger Sub, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Capital Stock or any options, warrants or other rights to acquire stock of the Company. Each Stockholder agrees to notify Acquiror or Merger Sub promptly, and to provide all details requested by Acquiror or Merger Sub, if such Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

     SECTION 5.  SPECIFIC PERFORMANCE

           Each Stockholder acknowledges and agrees that there would be no adequate remedy at law for Acquiror or Merger Sub if such Stockholder fails to perform any of such Stockholder's obligations hereunder, and accordingly agrees that Acquiror and Merger Sub, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of such Stockholder under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction. Each Stockholder hereby waives any objection to the imposition of such relief or to the posting of a bond in connection therewith.

    SECTION 6.  GOVERNING LAW

           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 7.  PARTIES IN INTEREST

           This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional shares of Capital Stock or any other voting interests in the Company in any manner, whether by the exercise of any options or any securities or rights convertible into or exchangeable for shares of Capital Stock or any other voting interests in the Company, by operation of law or otherwise, such shares or other interests shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Stockholder or otherwise.

     SECTION 8.  AMENDMENT

     This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

     SECTION 9.  SEVERABILITY

           If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 10.  WAIVER

           Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 11.  NOTICES

           All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

           If to a Stockholder:

           To such Stockholder's address
           or telecopier number as set forth
           on Schedule A attached hereto
              ----------

           with a copy to:

           Akin, Gump, Strauss, Hauer & Feld LLP

          1333 New Hampshire Avenue, N.W.
          Suite 400
          Washington, D.C. 20036
          Telecopier No.:  (202) 887-4288
          Attention:  Victoria A. Baylin, Esq.

          If to Acquiror or Merger Sub:

          ANSWERTHINK CONSULTING GROUP, INC.
          1001 Brickell Bay Drive
          Suite 3000
          Miami, Florida  33131
          Telecopier No.: (305) 379-8810
          Attention:  Ted A. Fernandez

          With a copy (which shall not constitute notice) to:

          Hogan & Hartson L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C.  20004
          Telecopier No.:  (202) 637-5910
          Attention:  J. Hovey Kemp, Esq.

     SECTION 12.  ENTIRE AGREEMENT; ASSIGNMENT

           This Agreement (a) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and (b) shall not be assigned by operation of law or otherwise, except that this Agreement shall be binding upon each Stockholder and each Stockholder's successors and permitted assigns.

     SECTION 13.  HEADINGS

           Section headings are included solely for convenience and are not considered to be part of this Agreement and are not intended to be an accurate description of the contents thereof.

     SECTION 14.  COUNTERPARTS

           This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 15.  TERMINATION

           This Agreement and all of the parties' rights and obligations hereunder shall terminate on the earlier to occur of (a) the date on which the Merger Agreement is validly terminated pursuant to the provisions thereof, or
(b) the Effective Time; as defined in the Merger Agreement, (the "Termination
                                                                  -----------
Date"); provided, however, that in the event the Company becomes obligated to
-----   --------  -------
pay a Termination Fee to Acquiror pursuant to Section 9.5(b)(i), Section 9.5(b)
                                              -----------------  --------------
(ii), Section 9.5(b)(iii), or Section 9.5(b)(iv) of the Merger Agreement, the
----  -------------------     ------------------
Termination Date hereunder shall mean the date on which such Termination Fee is received by Acquiror.

     SECTION 16.  OFFICERS AND DIRECTORS; AFFILIATE AGREEMENTS

           (a) Notwithstanding anything else herein to the contrary but subject to the proviso set forth in this Section 16(a), (i) nothing set forth herein
                                 -------------
shall be deemed to restrict or otherwise prohibit a Stockholder who is an officer or director of the Company from exercising, in such individual's capacity as an officer or director of the Company, what such Stockholder believes in good faith to be his or her fiduciary duties as an officer or director of the Company to the stockholders of the Company, and (ii) and no action or inaction required hereby shall require a Stockholder who is an officer or director of the Company to take any action or refrain from taking any action, in such individual's capacity as an officer or director of the Company, that such Stockholder believes in good faith is required by or would be a breach of his or her fiduciary duties as an officer or director of the Company to the stockholders of the Company; provided, however, that, notwithstanding the foregoing, with
             --------  -------
respect to any matter set forth in Section 7.8 of the Merger Agreement, each
                                   -----------
Stockholder who is an officer or director of the Company shall exercise his or her fiduciary duties to the stockholders of the company pursuant to and in accordance with the provisions of Section 7.8 of the Merger Agreement.
                                  -----------

           (b) Each Stockholder who also executes and enters into an Affiliate Agreement hereby agrees and acknowledges that, notwithstanding any other provisions of this Agreement and in addition to any obligations of such Stockholder hereunder, such Stockholder is and will be subject to all of the terms and provisions of such Affiliate Agreement and the obligations of such Stockholder contained in such Affiliate Agreement are and will be independent, separate and apart from the obligations of such Stockholder hereunder.


             [The remainder of this page intentionally left blank.]

           IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Company Voting Agreement, or have caused this Company Voting Agreement to be executed and delivered on their behalf, as of the date first above written.

                              ANSWERTHINK CONSULTING GROUP, INC.

                              By: /s/ Ted A. Fernandez
                                  -----------------------------------------
                                  Name:  Ted A. Fernandez
                                  Title: Chairman of the Board, President
                                         and Chief Executive Officer


                              DARWIN ACQUISITION CORP.

                              By: /s/ Ted A. Fernandez
                                  -----------------------------------------
                                  Name:  Ted A. Fernandez
                                  Title: Chairperson of the Board
                                         and President

                              STOCKHOLDERS


                              By:/s/ Ronald Bloom
                              -------------------------------------------
                              Name: Ronald Bloom
                              Address: 45 West 36th Street
                                       --------------------------------------
                                       New York, New York 10018
                                       --------------------------------------


                              By:/s/ Richard Char
                              -------------------------------------------
                              Name:  Richard Char
                              Address: 45 West 36th Street
                                      --------------------------------------
                                      New York, New York 10018
                                      --------------------------------------

                              By:/s/ Adam Curry
                                 -------------------------------------------
                              Name:  Adam Curry
                              Address: 30 Glen Road
                                       --------------------------------------
                                       Verona, New Jersey 03044
                                       --------------------------------------

                              By: /s/ Melvin Epstein
                                  ------------------------------------------
                              Name:  Melvin Epstein
                              Address: 45 West 36th Street
                                       --------------------------------------
                                       New York, New York 10018
                                       --------------------------------------

                              By:/s/ Susan Goodman
                                 -------------------------------------------
                              Name:  Susan Goodman
                              Address: 225 W. 86th Street, 915
                                       --------------------------------------
                                       New York, New York 10024
                                       --------------------------------------


                              By:/s/ Larry Kopald
                                 ------------------------------------------
                              Name: Larry Kopald
                              Address: 800 Sunset
                                       --------------------------------------
                                       Los Angeles, CA 90046
                                       --------------------------------------

                              By:/s/ Scott Metcalf
                                 -------------------------------------------
                              Name:  Scott Metcalf
                              Address: 641 Manresa Lane
                                       --------------------------------------
                                       Los Angeles, CA 94022
                                       --------------------------------------


                              By:/s/ Joseph Nicholson
                                 -------------------------------------------
                              Name:  Joseph Nicholson
                              Address: 20 Sussex Road
                                       --------------------------------------
                                       Winchester, MA 01890
                                       --------------------------------------


                              By:/s/ Barry  Wagner, Secretary
                                 -------------------------------------------
                              Name:  Ominicom Group, Inc.
                              Address: 437 Madison Avenue
                                       --------------------------------------
                                       New York, New York 10022
                                       --------------------------------------


                              By:/s/ Kenneth Orton
                                 -------------------------------------------
                              Name:  Kenneth Orton
                              Address: 234 Front Street
                                       --------------------------------------
                                       San Francisco, CA 94111
                                       --------------------------------------


                              By:/s/ Barry Wagner
                                 -------------------------------------------
                              Name:  Barry Wagner
                              Address: 437 Madison Avenue
                                       --------------------------------------
                                       New York, New York 10022
                                       --------------------------------------

                                   SCHEDULE A

           Stockholder Name              Common Stock          Common Stock           Percentage of Outstanding
        Address and Tele. No.           Owned of Record    Owned Beneficially*/       Shares Beneficially Owned
        ---------------------           ---------------    --------------------       -------------------------
Ronald Bloom                                    421,433               486,433(1)                 4.82%
45 West 36th Street
New York, New York 10018
212-629-6800

Richard Char                                       - 0-                20,000(2)                  .20%
45 West 36th Street
New York, New York 10018
212-629-6800

Adam Curry                                       37,890                97,890(3)                  .97%
45 West 36th Street
New York, New York 10018
212-629-6800

Melvin Epstein                                    1,000               140,583(4)                 1.39%
45 West 36th Street
New York, New York 10018
212-629-6800

Susan Goodman                                    49,623                65,039(5)                  .64%
45 West 36th Street
New York, New York 10018
212-629-6800

---------------


(1) Includes 60,000 shares of Common Stock issuable upon the exercise of options that are Presently Exercisable or that become exercisable within 60 days of June 22, 1999 ("Presently Exercisable"). Also included are 5,000 shares owned by the Ronald Bloom Charitable Foundation. Does not include 40,000 shares of Common Stock issuable upon the exercise of options that are not Presently Exercisable. Shares owned of record are held in a margin account.

(2)Includes 20,000 shares of Common Stock, issuable upon the exercise of options that are Presently Exercisable.

(3)Includes 60,000 shares of Common Stock, issuable upon the exercise of options that are Presently Exercisable. Does not include 40,000 shares of Common Stock, issuable upon the exercise of options that are not Presently Exercisable

(4)Includes 139,583 shares of Common Stock, issuable upon the exercise of options that are Presently Exercisable. Does not include 18,750 shares of Common Stock, issuable upon the exercise of options that are not Presently Exercisable.

(5)Includes 6,250 shares of Common Stock, issuable upon the exercise of options that are Presently Exercisable and 9,166 shares of Common Stock held in street name of Cowen & Company. Does not include 37,084 shares of Common Stock, issuable upon the exercise of options that are not Presently Exercisable. Shares owned of record are held in a margin account.

           Stockholder Name              Common Stock          Common Stock           Percentage of Outstanding
        Address and Tele. No.           Owned of Record    Owned Beneficially*/       Shares Beneficially Owned
        ---------------------           ---------------    --------------------       -------------------------
Larry Kopald                                      - 0 -               207,400(6)                 2.06%
45 West 36th Street
New York, New York 10018
212-629-6800

Scott Metcalf                                     - 0 -              - 0 - (7)                  - 0 -
1876 Grand Teton Drive
Milpitas, CA 95035
408-946-1360

Joseph Nicholson                                111,951               136,951(8)                 1.36%
45 West 36th Street
New York, New York 10018
212-629-6800

Ominicom Group, Inc.                          1,183,333              1,183,33                   11.73%
437 Madison Avenue
New York, New York 10022
212-415-3778

Ken Orton                                         - 0 -              - 0 - (9)                  - 0 -
234 Front Street
San Francisco, Ca 94111
415-623-3755

Barry Wagner                                      - 0 -               20,000(10)                 .20%
437 Madison Avenue
New York, New York 10022
212-415-3778

---------------


(6)Includes 207,400 shares of Common Stock, issuable upon the exercise of options that are Presently Exercisable. Does not include 125,000 shares of Common Stock, issuable upon the exercise of options that are not Presently Exercisable.

(7)Does not include 20,000 shares of Common Stock, issuable upon the exercise of options that are not Presently Exercisable.

(8)Includes 25,000 shares of Common Stock, issuable upon the exercise of options that are Presently Exercisable. Does not include 75,000 shares of Common Stock, issuable upon the exercise of options not Presently Exercisable, which such shares will immediately vest upon a change in control.

(9)Does not include 20,000 shares of Common Stock, issuable upon the exercise of options that are not Presently Exercisable.

(10)Includes 20,000 shares of Common Stock, issuable upon the exercise of options that are Presently Exercisable.

                                 SCHEDULE 3(d)

                                  ENCUMBRANCES


               Stockholder Name                        Common Stock Subject to Encumbrances
               ----------------                        ------------------------------------
Ronald Bloom                                     See note (1) to table in Schedule A.
Richard Char                                     None
Adam Curry                                       None
Melvin Epstein                                   None
Susan Goodman                                    See note (5) to table in Schedule A.
Larry Kopald                                     None
Scott Metcalf                                    None
Joseph Nicholson                                 None
Ominicom Group, Inc.                             None
Ken Orton                                        None
Barry Wagner                                     None

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY


     The undersigned Stockholders of THINK NEW IDEAS, INC., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted
                  -------
by law) appoints and constitutes ANSWERTHINK CONSULTING GROUP, INC., a Florida corporation ("Acquiror"), the attorneys and proxies of the undersigned, with
              --------
full power of substitution and resubstitution, to the full extent of the undersigned's voting rights with respect to (a) the outstanding shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock")
                                                        --------------------
or any other capital stock of the Company (collectively with the Company Common Stock, the "Capital Stock") owned of record by the undersigned as of the date of
            -------------
this proxy, which shares are specified on the final page of this proxy, and (b) any and all other shares of Capital Stock of the Company which the undersigned may acquire on or after the date hereof, provided that this proxy automatically
                                         --------
shall be revoked with respect to any shares of Capital Stock that are sold, transferred or otherwise disposed of by the undersigned ("Transferred Stock")
                                                         -----------------
effective as of the date of such sale, transfer or other disposition ("Date of
                                                                       -------
Disposition").  Upon the execution hereof, all prior proxies given by the
-----------
undersigned with respect to any of the Capital Stock are hereby revoked, and the undersigned agrees that no subsequent proxy will be given with respect to the voting of any of the Capital Stock (other than Transferred Stock after the Date of Disposition given by the purchaser, transferee or other beneficiary of such other disposition with respect to such stock) except to the extent that such proxies do not prevent the voting of this proxy in favor of the transactions described herein.

     This proxy is irrevocable (except as and to the extent provided in the immediately preceding paragraph), is coupled with an interest, is granted in connection with the execution and delivery of the Company Voting Agreement, dated as of the date hereof, among Acquiror and the undersigned (the "Company
                                                                      -------
Voting Agreement") and is granted in consideration of Acquiror entering into the
----------------
Agreement and Plan of Merger, dated as of the date hereof, among Acquiror, DARWIN ACQUISITION CORP., a Delaware corporation (the "Merger Sub") and the
                                                       ----------
Company (the "Merger Agreement").
              ----------------

     The proxy named above (and its successors) will, prior to the Termination Date (as hereinafter defined), be empowered, and may exercise this proxy, to vote the Capital Stock at any meeting of the Stockholders of the Company, however called, or in connection with any solicitation of written consents from Stockholders of the Company, called or solicited, as the case may be, for the purpose of voting on the Merger Agreement and the transactions contemplated thereby in favor of the approval and adoption of the Merger Agreement and the approval of the merger contemplated thereby, and in favor of each of the other actions contemplated by the Merger Agreement. The undersigned may vote the Capital Stock on all other matters.

     This proxy shall be binding upon the representatives, successors and permitted assigns of the undersigned.

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

     This proxy and the rights contained herein shall terminate upon the termination of the Company Voting Agreement as provided therein (the "Termination Date").
-----------------

Date:  June 24, 1999

                              _________________________________________
                              Stockholder's Name

                              Number of shares of common stock of the Company owned of record as of the date of this proxy:


                              _________________________________________